UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2010
ARMSTRONG WORLD INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (717) 397-0611
NA
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
On July 2, 2010, Armstrong World Industries, Inc. (the “Company”) entered into change in control agreements with Thomas B. Mangas, Senior Vice President and Chief Financial Officer and Jeffrey D. Nickel, Senior Vice President, General Counsel and Secretary. The Change in Control Agreement for each of Messrs. Mangas and Nickel provides that if a change in control occurs and the executive’s employment terminates within twenty-four (24) months thereafter, the Company shall pay the executive: (1) a severance payment amounting to two times the sum of the annual base salary plus the executive’s target annual bonus for the year of termination; (2) a prorated bonus based on actual results achieved in the bonus plan year during which the termination occurs if a change in control termination occurs prior to the completion of a bonus plan year; (3) welfare benefit continuation for a period of two years; and (4) outplacement fees not to exceed $30,000. In addition, any amounts paid under the change in control agreement will be reduced to the maximum amount that can be paid without being subject to the excise tax imposed under Internal Revenue Code Section 280G, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount. The form of such change in control agreement is filed with this Report as Exhibit 10.1.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Election of Directors
At the Annual Meeting of Shareholders of Armstrong World Industries, Inc., held July 2, 2010, the shareholders elected eleven directors each for a term expiring at the 2011 annual meeting of shareholders or such time as his or her successor is elected and qualified. The Directors elected and the shareholders’ votes are as follows:

	For	Withheld	Broker Non-Vote
Stan A. Askren	54,237,492	19,363	1,244,556
David Bonderman	54,108,970	147,885	1,244,556
Kevin R. Burns	54,220,521	36,334	1,244,556
James J. Gaffney	52,523,514	1,733,341	1,244,556
Tao Huang	54,235,499	21,356	1,244,556
Michael F. Johnston	54,236,522	20,333	1,244,556
Larry S. McWilliams	54,237,070	19,785	1,244,556
James J. O’Connor	54,235,369	21,486	1,244,556
John J. Roberts	54,237,042	19,813	1,244,556
Richard E. Wenz	54,235,313	21,542	1,244,556
Bettina M. Whyte	54,234,256	22,599	1,244,556

There were 57,534,087 shares of Company common stock outstanding and entitled to vote at the meeting. A total of 55,501,411 shares of common stock were represented at the meeting in person or by proxy, representing 96.47% of the shares outstanding and entitled to vote.
Ratification of Appointment of KPMG as Independent Auditors
At the Annual Meeting of Shareholders, the shareholders also approved the appointment of KPMG LLP to serve as independent auditors of the Company for 2010. The vote was as follows:

For	Against	Abstain	Broker Non-Vote
55,423,360	74,024	4,027	0
Section 8 — Other Events
Item 8.01. Other Events.
At its meeting held July 2, 2010, the Board of Directors of Armstrong World Industries, Inc. (the “Company”) granted to each of the newly elected directors (Tao Huang, Michael F. Johnston, Larry S. McWilliams, Richard E. Wenz and Bettina M. Whyte) a commencement award of 6,000 share units, which share units vest, contingent upon the director’s continued service as a director of the Company, in one-thirds on the first, second and third anniversaries of the grant or, if earlier: (i) the death or total and permanent disability of the director; or (ii) the date of any change-in-control event, as defined under the 2008 Directors Stock Unit Plan (the “2008 Plan”). The 2008 Plan is incorporated by reference from the 2008 Annual Report on Form 10-K, wherein it appeared as Exhibit 10.27.
The Board also granted 1,149 share units to James J. O’Connor, the Chairman of the Board, in respect of his service as Chairman for the period March through October, inclusive. The shares shall vest on October 29, 2010 and be subject to other terms specified in the 2008 Plan.
Directors Tao Huang and Bettina M. Whyte were each appointed to serve on the Audit Committee with John J. Roberts, Chair. Larry S. McWilliams was appointed to serve on the Management Development and Compensation Committee with James J. Gaffney and Stan A. Askren, Chair. The Nominating and Governance Committee consists of James J. O’Connor, John J. Roberts and James J. Gaffney, Chair.
The Company also entered into indemnification agreements with each of the newly elected directors (Tao Huang, Michael F. Johnston, Larry S. McWilliams, Richard E. Wenz and Bettina M. Whyte) providing for indemnification against liabilities relating to their services as directors and advancement of expenses under certain circumstances to the fullest extent permitted by law. The form indemnification agreement is incorporated by reference from the Current Report on Form 8-K dated June 4, 2010, wherein it appeared as Exhibit No. 10.1.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1 Form of change in control agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.
By:	/s/ Jeffrey D. Nickel
Jeffrey D. Nickel
Senior Vice President, General Counsel and Secretary

Date: July 2, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of change in control agreement.